Exhibit 11
                         THE RANDERS GROUP INCORPORATED

                        Computation of Earnings per Share


                                                     Three Months Ended
                                               -----------------------------
                                               September 27,   September 28,
                                                        1997            1996
    ------------------------------------------------------------------------

    Computation of Primary Earnings per Share:

    Net Income (a)                              $    984,000    $  1,048,000
                                                ------------    ------------
    Shares:
      Shares issuable in connection with the
        acquisition of The Killam Group          107,439,213     107,439,213

      Randers' weighted average shares
        outstanding from May 12, 1997, date
        of acquisition by Thermo TerraTech        14,115,682               -
                                                ------------    ------------
      Weighted average shares outstanding,
        as adjusted (b)                          121,554,895     107,439,213
                                                ------------    ------------
    Primary Earnings per Share (a) / (b)        $        .01    $        .01
                                                ============    ============
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                                                                   Exhibit 11
                         THE RANDERS GROUP INCORPORATED

                  Computation of Earnings per Share (continued)

                                                      Six Months Ended
                                                ----------------------------
                                                September 27,  September 28,
                                                         1997           1996
    ------------------------------------------------------------------------

    Computation of Primary Earnings per Share:

    Net Income (a)                               $  1,825,000   $  2,077,000
                                                 ------------   ------------
    Shares:
      Shares issuable in connection with the
        acquisition of The Killam Group           107,439,213    107,439,213

      Randers' weighted average shares
        outstanding from May 12, 1997, date of
        acquisition by Thermo TerraTech            10,935,776              -
                                                 ------------   ------------
      Weighted average shares outstanding,
        as adjusted (b)                           118,374,989    107,439,213
                                                 ------------   ------------
    Primary Earnings per Share (a) / (b)         $        .02   $        .02
                                                 ============   ============